EXHIBIT 10.57
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            AMENDMENT TO THE DIRECTOR INCENTIVE RETIREMENT AGREEMENT
                             DATED DECEMBER 19, 2002

This Amendment, made and entered into this 26th day of August, 2004, by and between The First National Bank of Litchfield, a Bank organized and existing under the laws of the State of Connecticut, hereinafter referred to as the, "Bank", and the, "Director", shall effectively amend the Director Incentive Retirement Agreement dated December 19, 2002.

      1. Section 5.1.1 shall be deleted in its entirety and replaced with the following new Section 5.1.1:

                  5.1.1 Amount of Benefit The benefit under section 5.1 is the greater of the Deferral Account balance or $89,505.

      2. Schedule B shall be amended and replaced with a new schedule B that reflects a pre-retirement death benefit amount of $89,505.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.


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                                    THE FIRST NATIONAL BANK OF LITCHFIELD
                                    LITCHFIELD, CONNECTICUT


Carroll A. Pereira                                   By: Alan B. Magary
Witness                                                  DIRECTOR


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